                                                                     EXHIBIT 5.1
[COOLEY GODWARD LOGO]         ATTORNEYS AT LAW

                              Five Palo Alto Square    Broomfield, CO
                              3000 El Camino Real      720 566-4000
                              Palo Alto, CA            Reston, VA
                              94306-2155               703 456-8000
                              Main     650 843-5000    San Diego, CA
                              Fax      650 849-7400    858 550-6000
                                                       San Francisco, CA
                              www.cooley.com           415 693-2000

                              JOHN M. GESCHKE
                              (650) 843-5757
                              jgeschke@cooley.com




__________, 2004



Blue Nile, Inc.
705 Fifth Avenue S, Suite 900
Seattle, Washington 98104

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Blue Nile, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an underwritten public offering of up to
               (        ) shares of the Company's common stock, including up to
           shares to be sold by the Company (the "Company Shares"),
shares for which the Underwriters have been granted an over-allotment option,
and up to              shares to be sold by certain selling stockholders (the
"Selling Stockholder Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the laws of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Selling Stockholder Shares are, and the Company Shares when sold and issued in accordance with the Registration Statement and related Prospectus will be, validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:
    --------------------------------
         John M. Geschke